EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

ICT Group, Inc.:

We consent to the use of our report dated February 10, 2003, with respect to the consolidated balance sheet of ICT Group, Inc. and subsidiaries as of December 31, 2002, and the related consolidated statements of operations, shareholders’ equity and cash flows for the year ended December 31, 2002, and related financial statement schedule, incorporated herein by reference.

KPMG LLP

KPMG LLP

Philadelphia, Pennsylvania

December 23, 2003